                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN


                              FOUR MEDIA COMPANY,
                             A DELAWARE CORPORATION


                                      AND


                              DARRELL L. ANDERSON


                         DATED AS OF MARCH _____, 1997

                               TABLE OF CONTENTS


                                                                    PAGE(S)
                                                                    -------
INTRODUCTION.........................................................  1

ARTICLE I - EMPLOYMENT; TERM; DUTIES.................................  1

         1.1    Employment...........................................  1
         1.2    Term.................................................  1
         1.3    Duties...............................................  1
         1.4    Reporting............................................  2
         1.5    Exclusive Agreement.  Execut.........................  2

ARTICLE II - COMPENSATION............................................  2

         2.1    Compensation.........................................  2
         2.2    Base Salary..........................................  2
         2.3    Bonus................................................  2
         2.4    Additional Compensation..............................  2
         2.5    Deductions...........................................  3
         2.6    Disability Adjustment................................  3

ARTICLE III - BENEFITS; EXPENSES.....................................  3

         3.1    Benefits.............................................  3
         3.2    1997 Stock Option Plan...............................  3
         3.3    Expenses.............................................  3
         3.4    Vacation.............................................  4

ARTICLE IV - TERMINATION; DEATH; DISABILITY..........................  4

         4.1    Termination of Employment With Cause.................  4
         4.2    Termination of Employment Without Cause..............  4
         4.3    Death; Disability....................................  5
         4.4    Continued Compliance.................................  6

                               TABLE OF CONTENTS
                                  (continued)

                                                                   PAGE(S)
                                                                   -------

ARTICLE V - OWNERSHIP OF PROCEEDS OF EMPLOYMENT; NON-DISCLOSURE;
        NON-COMPETITION.............................................  7

        5.1    Ownership of Proceeds of Employment..................  7
        5.2    Non-Disclosure of Confidential Information...........  7
        5.3    Non-Competition......................................  7
        5.4    Non-Solicitation.....................................  8
        5.5    Breach of Provisions.................................  8
        5.6    Reasonable Restrictions..............................  9
        5.7    Definition...........................................  9

ARTICLE VI - MISCELLANEOUS..........................................  9

        6.1    Binding Effect.......................................  9
        6.2    Notices..............................................  9
        6.3    Severability......................................... 10
        6.4    Confidentiality; Press Releases...................... 10
        6.5    Arbitration.......................................... 10
        6.6    Attorneys' Fees...................................... 11
        6.7    Waiver............................................... 11
        6.8    Controlling Nature of Agreement...................... 11
        6.9    Entire Agreement..................................... 11
        6.10   Amendment............................................ 11
        6.11   Authority............................................ 12
        6.12   Applicable Law....................................... 12
        6.13   Counterparts......................................... 12

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement, dated as of March _____, 1997, is entered into by and between Four Media Company, a Delaware corporation (the "Company"), and Darrell
L. Anderson ("Executive").

                                  INTRODUCTION
                                  ------------

     The Company and its operating subsidiaries ("Affiliates") are engaged in the business of providing technical and creative services to the entertainment industry. The Company desires to employ Executive, and Executive desires to accept such employment, under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                            EMPLOYMENT; TERM; DUTIES
                            ------------------------

     1.1  Employment.  Upon the terms and conditions hereinafter set forth, the
          ----------
Company hereby employs Executive, and Executive hereby accepts employment, as Vice President-Television Services of the Company.

     1.2  Term.  Subject to Section 4.1, Executive's employment hereunder shall
          ----
be for a term of three (3) years commencing on the date hereof and expiring at the close of business on the day prior to the third anniversary of the date hereof (the "Term").

     1.3  Duties.  During the Term, Executive shall perform such executive
          ------
duties for the Company and/or its Affiliates, consistent with his position hereunder, as may be assigned to him from time to time by the Company's Board of Directors (the "Board") or the Company's Chief Executive Officer. Without limiting the generality of the foregoing, Executive will be primarily responsible for supervising the television services divisions of Company and its Affiliates. Executive shall perform industriously and to the best of his ability, experience and talents all the duties which may be required of him from time to time, pursuant to the terms of this Agreement. Executive shall devote his entire productive business time, attention and energies to the performance of his duties hereunder. Executive shall use his best efforts to advance the interests and business of the Company and its Affiliates. Executive shall abide by all rules, regulations and policies of the Company, as may be in effect from time to time.

Notwithstanding the foregoing, Executive may act for his own account in passive-type investments as provided in Section 5.3, or as a member of other boards of directors, where the time allocated for those activities does not materially interfere with or create a conflict of interest with the discharge of his duties for the Company.

     1.4  Reporting.  Executive shall report directly to the Vice President and
          ---------
Chief Technology Officer of the Company, or such other officer as the Board may from time to time determine.

     1.5  Exclusive Agreement.  Executive represents and warrants to the Company
          -------------------
that there are no agreements or arrangements, whether written or oral, in effect which would prevent Executive from rendering his exclusive services to the Company during the Term.


                                   ARTICLE II
                                   ----------

                                  COMPENSATION
                                  ------------

     2.1  Compensation.  For all services rendered by Executive hereunder and
          ------------
all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and Executive shall accept, as full compensation, the amounts set forth in this Article II.

     2.2  Base Salary.  The base salary shall be an annual salary of One Hundred
          -----------
Thousand Dollars ($100,000) ("Base Salary"), payable by the Company in accordance with the Company's normal payroll practices.

     2.3  Bonus.  In addition to the Base Salary, the Company may make
          -----
discretionary bonus payments to Executive, under such terms, conditions and requirements as may be established by the Company's Board of Directors in its sole discretion.

     2.4  Additional Compensation.  Executive shall be eligible to earn
          -----------------------
additional compensation (in addition to Base Salary and discretionary bonuses described above) for successfully arranging, during the first year of the Term, a strategic alliance or service arrangement for Company or its Affiliates with one of the following significant clients with whom Executive has previously commenced discussions: MCA-Universal; Polygram; and Advanced Digital Services (each, a "New Business Venture") and which would result in revenues not related to any current book of business of Anderson Film Industries Corp. d/b/a Anderson Video ("Anderson Video"). Executive shall be eligible to earn such additional compensation as may be fairly and reasonably determined by the Chief Executive Officer, based on the profitability of the New Business Venture. In order to be eligible for any additional compensation in connection with each New Business Venture, Executive must have secured a binding commitment in writing for such New Business Venture during the first year of the Term, it being acknowledged and agreed that the work related to the New Business Venture, and the benefits therefrom, will not necessarily be in place during the first year of the Term.

     2.5  Deductions.  The Company shall deduct from the compensation described
          ----------
in Sections 2.2, 2.3 and 2.4 any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

     2.6  Disability Adjustment.  Any compensation otherwise payable to
          ---------------------
Executive pursuant to Sections 2.2, 2.3 and 2.4 in respect of any period during which Executive is disabled (as contemplated in Section 4.3) shall be reduced by any amounts payable to Executive for loss of earnings or the like under any insurance plan or policy sponsored by the Company or its Affiliates.

                                  ARTICLE III
                                  -----------

                               BENEFITS; EXPENSES
                               ------------------

     3.1  Benefits.  During the Term, Executive shall be entitled to participate
          --------
in such group life, health, accident, disability or hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other executive employees as a group, subject to the terms and conditions of any such plans.

     3.2  1997 Stock Option Plan.  Executive shall be entitled to participate in
          ----------------------
Company's 1997 Stock Option Plan (the "Plan") on substantially the same basis as other similarly-situated senior executives of Company. Company's Board of Directors (or stock option committee) shall grant Executive nonqualified stock options covering 100,000 shares of Company's common stock, par value $.01, within 10 days of the date of this Employment Agreement, at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. No options will vest prior to the last day of the Term (the "Vesting Date"), at which time all options will vest. Notwithstanding the foregoing, (i) if Executive is terminated "without cause" during the Term, a proportionate number of the options will automatically be deemed vested on the termination date, based upon the number of days of employment hereunder to the termination date divided by 1,095; (ii) if Executive's employment terminates by reason of death or disability during the second year of the Term, one-third of the options will automatically be deemed vested on the termination date; and (iii) if Executive's employment terminates by reason of death or disability during the third year of the Term, two-thirds of the options will automatically be deemed vested on the termination date.

     3.3  Expenses.  The Company agrees that Executive is authorized to incur
          --------
reasonable expenses in the performance of his duties hereunder and in promoting the business of the Company. The Company shall from time to time pay or reimburse Executive for the reasonable and necessary expenses incurred by Executive in connection with the performance of his duties hereunder if such expenses have been previously approved by the Company or if reimbursement is otherwise appropriate in accordance with the Company's established policies and if the Company receives such substantiation thereof as the Company may require in order to qualify such expenses as deductible business expenses.

     3.4  Vacation.  Executive shall accrue, on a daily basis, a total of four
          --------
(4) work weeks of vacation per year following the date of this Agreement. If Executive's earned but unused vacation time reaches six (6) work weeks, Executive will not continue to accrue additional vacation time until he uses enough vacation to fall below this maximum amount. Thereafter, Executive will start earning vacation benefits again until the six (6) work week maximum is again reached. Vacation shall be scheduled in Executive's discretion, subject to and taking into account the business exigencies of Company. Vacation in excess of two (2) consecutive weeks shall be subject to the reasonable approval of Company's Chief Executive Officer. Any accrued but unused vacation time will be paid to Executive (calculated on the assumption that Executive's Base Salary is pro rated ratably over a fifty-two week period) at termination of employment.


                                   ARTICLE IV
                                   ----------

                         TERMINATION; DEATH; DISABILITY
                         ------------------------------

     4.1  Termination of Employment With Cause.  In addition to any other
          ------------------------------------
remedies available to the Company at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to Executive, to immediately terminate his employment hereunder without any further liability or obligation to him in respect of his employment (other than its obligation to pay Base Salary accrued but unpaid as of the date of termination and to reimburse expenses incurred through such date pursuant to Section 3.3) if
Executive: (a) breaches any material provision of this Agreement and, if such breach is curable, in the sole judgment of the Company, such breach is not cured within ten (10) days after written notice thereof from the Company; or (b) has committed an act of gross misconduct in connection with the performance of his duties hereunder, as determined in good faith by the Board of Directors; or (c) demonstrates habitual negligence in the performance of his duties, as determined by the Board of Directors; or (d) is convicted of or pleads nolo contendere to
                                                            ---- ----------
any misdemeanor involving moral turpitude or to any felony; or (e) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder (a "Termination With Cause").

     4.2  Termination of Employment Without Cause.  During the Term, the Company
          ---------------------------------------
may at any time after one year from the date of this Agreement and not before the expiration of such one-year period, in its sole discretion, terminate the employment of Executive hereunder without cause by written notice to him. In such event, the Company shall pay Executive an amount equal to the sum of the following:

          (a) any Base Salary accrued but unpaid as of the date of termination;

          (b) any reimbursement for expenses incurred in accordance with Section 3.3;

          (c) an amount equal to Executive's monthly Base Salary in effect on the date of termination for the lesser of (i) one (1) year, or (ii) the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred (the "Severance Period"); and

          (d) In addition, the Company shall use its best efforts to arrange for the continuation, through the Severance Period, of such health and/or medical benefits or plans as are in effect as of the date of termination, if and only if permissible under such plans. If not so permissible, the Company shall pay to Executive an amount sufficient to enable Executive to arrange for substantially equivalent health and/or medical coverage during the Severance Period.

          Notwithstanding the foregoing, for purposes of Section 4.2(c), if the remainder of the Term is less than six (6) months from the date of termination, and if a Notice has not been given at least six (6) months prior to the end of the Term, then the Severance Period shall be six (6) months from the date of such termination. For purposes of the preceding sentence, a Notice shall be a written notice to Executive that Company does not intend to employ Executive after the end of the Term either (i) at all, (ii) except upon specified terms and conditions, or (iii) in the absence of satisfactory negotiations of the terms of such employment.

          Executive acknowledges that the payments and benefits referred to in this Section 4.2, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.2, constitute the only payments to which Executive shall be entitled to receive from the Company hereunder in the event of any termination of his employment pursuant to this Section 4.2, and that except for such payments or benefits the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.

          If Executive's employment is terminated under this Section 4.2, Executive shall use all reasonable efforts to obtain other employment or become self-employed as promptly as possible. If Executive secures other employment or becomes self-employed during the Severance Period, the Company's obligations under this Section 4.2 shall be reduced by the earnings from such employment or self-employment received by Executive; or, if Executive secures Alternate Employment (as defined in Section 5.3) during the Severance Period, the Company's obligations under this Section 4.2 shall terminate in their entirety. During the Severance Period, Executive will notify the Company in writing of any offer of employment within ten (10) days of Executive's receipt of same. In addition, Executive will immediately notify the Company in writing if Executive becomes employed or self-employed during the Severance Period.

     4.3  Death; Disability.   If Executive dies or becomes Disabled (as defined
          -----------------
herein), Executive's employment shall terminate when such death or Disability occurs and the Company shall pay Executive (or his legal representative, as the case may be) as follows:

          (a) any Base Salary accrued but unpaid as of the date of death or termination for Disability;

          (b) any reimbursement for expenses incurred in accordance with Section 3.2.; and

          (c) an amount equal to Executive's monthly Base Salary in effect on such termination date for the lesser of (i) six months or (ii) the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred. The monthly Base Salary with respect to any period during which Executive is Disabled shall be reduced by amounts payable to him under any insurance plan sponsored by the Company, provided that Executive's aggregate compensation during the period of Disability shall be equal to 100% of his monthly Base Salary then in effect.

          For the purposes of this Agreement, Executive shall be deemed to be "Disabled" or have a "Disability" if, because of Executive's physical or mental disability, (a) he has been substantially unable to perform his duties hereunder for twelve (12) work weeks in any twelve (12)-month period, and (b) he has utilized any and all benefits available to him under state and federal laws and is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodations by the Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause the Company undue hardship. In the event of a disagreement concerning Executive's perceived Disability, Executive shall submit to such examinations as are deemed appropriate by three practicing physicians specializing in the area of Executive's Disability, one selected by Executive, one selected by the Company, and one selected by both such physicians. The majority decision of such three physicians shall be final and binding on the parties. Nothing in this paragraph is intended to limit the Company's right to invoke the provisions of this paragraph with respect to any perceived Disability of Executive.

          Executive acknowledges that the payments referred to in this Section 4.3, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.3, constitute the only payments to which Executive (or his legal representative, as the case may be) shall be entitled to receive from the Company hereunder in the event of a termination of his employment for death or Disability, and that except for such payments the Company shall have no further liability or obligation to him (or his legal representatives, as the case may be) hereunder or otherwise in respect of his employment.

     4.4  Continued Compliance.  The amounts or benefits payable by the Company
          --------------------
under Sections 4.2(c), 4.2(d) and 4.3(c) are subject to Executive's continued compliance with the provisions of Article V below. If Executive violates the provisions of Article V, then the Company will have no obligation to make any of the payments that remain payable by the Company under Sections 4.2(c), 4.2(d) and 4.3(c) on or after the date of such violation.

                                   ARTICLE V
                                   ---------

                      OWNERSHIP OF PROCEEDS OF EMPLOYMENT;
                      ------------------------------------
                        NON-DISCLOSURE; NON-COMPETITION
                        -------------------------------

          5.1  Ownership of Proceeds of Employment.  The Company shall be the
               -----------------------------------
sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Executive's services, work and labor during the Term in connection with Executive's employment by the Company, free and clear of any and all claims, liens or encumbrances. All results and proceeds of Executive's services, work and labor during the Term shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States and the Company shall be deemed to be the sole author thereof in all territories and for all purposes.

          5.2  Non-Disclosure of Confidential Information.  As used herein,
               ------------------------------------------
"Confidential Information" means any and all information affecting or relating to the business of the Company and its Affiliates, including without limitation, financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, software, and may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts, lists and all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including "know-how", ideas, concepts, research, processes, and plans. "Confidential Information" does not include information that is in the public domain, information that is generally known in the trade, or information that Executive can prove he acquired wholly independently of his employment with the Company. Executive shall not, at any time during the Term or thereafter, directly or indirectly, disclose or furnish to any other person, firm or corporation any Confidential Information, except in the course of the proper performance of his duties hereunder or as required by law (in which event Executive shall give prior written notice to Company and shall cooperate with Company and Company's counsel in complying with such legal requirements). Promptly upon the expiration or termination of Executive's employment hereunder for any reason or whenever the Company so requests, Executive shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the Confidential Information.

          5.3  Non-Competition.  Executive shall not, for so long as he is
               ---------------
entitled to compensation under or pursuant to this Agreement (whether or not he is actively employed by the Company hereunder), directly or indirectly: (a) compete with the Company; or (b) be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as such terms are hereinafter defined); provided, however, that notwithstanding the foregoing,
                      --------  -------
Executive may make solely passive investments in any Competing Entity the common stock of which is "publicly held," and of which Executive shall not own or control, directly or indirectly, in the aggregate securities which constitute more than one (1%) percent of the voting rights or equity ownership of such Competing Entity; or (c) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (d) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so or attempting to do so.

          In the event that Executive shall, during any Severance Period, obtain employment with a Competing Entity ("Alternate Employment"), then, effective on the first day of said Alternate Employment, the following shall take place:

          (a) The Company shall pay to Executive all compensation payments of whatsoever kind due Executive up to the first day of Alternate Employment;

          (b) The Company's obligation to make any further payments which would have been due and payable to the Executive on or after the date of the first day of Alternate Employment shall be extinguished; and

          (c) Executive shall be free of the provisions of this Section 5.3.

          For purposes of this Section 5.3, (i) the term "Competing Entity" shall mean any entity which presently or during the period referred to above engages in any business activity the Company is then engaged in or proposes to be engaged in; and (ii) the term "Territory" shall mean any geographic area in which the Company conducts business during such period.

          5.4  Non-Solicitation.  Executive shall not, for a period of two (2)
               ----------------
years from the date of any termination or expiration of his employment hereunder, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of the Company, or assist any person, firm or corporation in doing so or attempting to do so; or (b) solicit or cause to be solicited the disclosure of, or use or disclose, any Confidential Information for any purpose whatsoever or for any other party.

          5.5  Breach of Provisions.  In the event that Executive shall breach
               --------------------
any of the provisions of this Article V, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Article V. Executive acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Executive shall not use as a defense thereto that there is an adequate remedy at law.

     5.6   Reasonable Restrictions. The parties acknowledge that the foregoing
           -----------------------
restrictions, the duration and the territorial scope thereof as set forth in this Article V, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

     5.7   Definition.  For purposes of this Article V, the term "Company"
           ----------
shall be deemed to include any subsidiary of, Affiliate of, or successor of the Company.


                                   ARTICLE VI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     6.1   Binding Effect.  This Agreement shall be binding upon and inure
           --------------
to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; provided that the rights and
                                             --------
obligations of Executive hereunder shall not be assignable by him.

     6.2   Notices.  Any notice provided for herein shall be in writing and
           -------
shall be deemed to have been given or made when personally delivered or three
(3) days following deposit for mailing by first class registered or certified mail, return receipt requested, or if delivered by facsimile transmission, upon confirmation of receipt of the transmission, to the address of the other party set forth below or to such other address as may be specified by notice given in accordance with this Section 6.2:

If to the Company:

                                 Four Media Company
                                 2813 W. Alameda Avenue
                                 Burbank, CA  91505
                                 Attention: Robert T. Walston, C.E.O.
                                 Fax No.:  (818) 846-5197

With a copy to:

                                 Greenberg Glusker Fields Claman
                                   & Machtinger LLP
                                 1900 Avenue of the Stars, #2100
                                 Los Angeles, CA  90067
                                 Attention:  Jill A. Cossman, Esq.
                                 Fax No.:  (310) 553-0687

If to Executive:

                                 Darrell L. Anderson
                                 ____________________________
                                 ____________________________
                                 Fax No.:

With a copy to:

                                 James M. Donovan, Esq.
                                 515 South Figueroa Street
                                 Suite 1000
                                 Los Angeles, CA  90071
                                 Fax No.:  (213) 689-8784

     6.3   Severability.  If any provision of this Agreement, or portion
           ------------
thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

     6.4   Confidentiality; Press Releases.  Except as and to the extent
           -------------------------------
previously publicly disclosed by Company, Executive agrees that he will not, during the Term or thereafter, disclose to any other person or entity the terms or conditions of this Agreement (excluding the financial terms hereof) without the prior written consent of the Company or as required by law, regulatory authority or as necessary to obtain personal loans or financing. Company shall have the sole right to make a public announcement of the terms, provisions, or execution of this Agreement, subject to reasonable consultation with Executive, except as may be necessary or desirable in dealing with or in response to a governmental or administrative agency, including, but not limited to, the Securities and Exchange Commission, or in connection with the financing or sale of the Company or its Affiliates.

     6.5   Arbitration.  Any controversy, claim or dispute arising out of or
           -----------
in any way relating to this Agreement, the alleged breach thereof, and/or Executive's employment with the Company or termination therefrom, including without limitation, any and all claims for employment discrimination or harassment, shall be determined by binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure (S)1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph.

     6.6   Attorneys' Fees.  The parties agree that the prevailing party in
           ---------------
any action, controversy or dispute arising out of or relating to this Agreement or the breach of any provision hereof shall be entitled to reimbursement by the losing party of all costs and expenses including but not limited to reasonable attorneys' fees and costs resulting from any action or proceeding filed in accordance with the terms of paragraph 6.5 hereof or otherwise, to enforce any term of this Agreement or for any damage by reason of an alleged breach of any term of this Agreement.

     6.7   Waiver.  No waiver by a party hereto of a breach or default
           ------
hereunder by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

     6.8  Controlling Nature of Agreement.  To the extent any terms of this
          -------------------------------
Agreement are inconsistent with the terms or provisions of the Company's Employee Manual or any other personnel policy statements or documents, the terms of this Agreement shall control. To the extent that any terms and conditions of Executive's employment are not covered in this Agreement, the terms and conditions set forth in the Employee Manual or any similar document shall control such terms.

     6.9   Entire Agreement.  This Agreement sets forth the entire agreement
           ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understanding between the Company and Executive, whether written or oral, fully or partially performed relating to any or all matters covered by and contained or otherwise dealt with in this Agreement.
This Agreement does not constitute a commitment of the Company with regard to Executive's employment, express or implied, other than to the extent expressly provided for herein.

     6.10   Amendment.  No modification, change or amendment of this
            ---------
Agreement or any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

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

     6.11  Authority.  The parties each represent and warrant that they
           ---------
have the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

     6.12  Applicable Law.  This Agreement, and all of the rights and
           --------------
obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

     6.13  Counterparts.  Thus Agreement may be executed in counterparts,
           ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 "COMPANY"

                                 FOUR MEDIA COMPANY, a Delaware corporation



                                 By:  ____________________________________
                                      Robert T. Walston, Chairman and Chief
                                      Executive Officer


                                 "EXECUTIVE"



                                 __________________________________________
                                 Darrell L. Anderson

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